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                      THE READER'S DIGEST ASSOCIATION, INC.

                     COMMON STOCK, PAR VALUE $0.01 PER SHARE


                             UNDERWRITING AGREEMENT

                                                                          , 2003

Goldman, Sachs & Co.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated
   As representatives of the several Underwriters
    named in Schedule I hereto,
c/o   Goldman, Sachs & Co.,
      85 Broad Street,
      New York, New York 10004
   and
c/o   Merrill Lynch, Pierce, Fenner & Smith Incorporated
      4 World Financial Center
      New York, NY 10080.

Ladies and Gentlemen:

      A certain stockholder named in Schedule II hereto (the "Selling Stockholder") of The Reader's Digest Association, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 10,989,989 shares (the "Firm Shares") and, at the election of the Underwriters, up to 1,648,498 additional shares (the "Optional Shares") of Common Stock, par value $0.01 ("Stock"), of the Company (the Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares").

      1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters and the Selling Stockholder that:

          (i) A registration statement on Form S-3 (File No. 333-107278) (as amended, the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to you for delivery to each of the other Underwriters, have been declared effective by, or have been filed with, as the case may be, the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or any document incorporated by reference
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      therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no notice has been received from the Commission by the Company that any proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective and
      (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement);

          (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") expressly for use therein or by the Selling Stockholder expressly for use therein;

          (iii) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed


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      and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. and Merrill Lynch expressly for use therein;

          (iv) (A) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and (B) the Registration Statement and any further amendments or supplements to the Registration Statement, when they become effective, do not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) the Prospectus and any amendment or supplement thereto, as of the applicable filing date, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. and Merrill Lynch expressly for use therein or by the Selling Stockholder expressly for use therein;

          (v) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference, material to the Company and its subsidiaries taken as a whole, with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or incorporated by reference in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock of the Company (other than the issuance of Stock upon the vesting of restricted stock in the ordinary course of business or in connection with the issuance or conversion or forfeiture and cancellation of Stock and other securities in the ordinary course of business pursuant to the Company's 1989 Key Employee Long Term Incentive Plan, 1994 Key Employee Long Term Incentive Plan, 2002 Key Employee Long Term Incentive Plan, Employee Ownership Plan and 401(k) Partnership, Employee Stock Purchase Plan, Amended International Employee Stock Ownership Plan and Director Compensation Program) or any of its Significant Subsidiaries (as defined) (in each case other than de minimis changes relating to clerical errors), or any change (other than in connection with increases relating to the funding of working capital requirements and in connection with incentive compensation payments for fiscal 2003, each in the ordinary course and consistent with past practice) in the long-term debt of the Company or any of its subsidiaries, which change is material to the Company and its subsidiaries, taken as a whole, or any material adverse change in or affecting the management, financial position or results of operation of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), or any development involving a prospective material adverse change in or affecting the management,


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      financial position or results of operations of the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Prospectus;

          (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and, except as would not, individually or in the aggregate, result in a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified or in good standing in any such jurisdiction; and each of Books Are Fun, Ltd., QSP, Inc., Reiman Media Group, Inc. and Reader's Digest Sales and Services, Inc. (each a "Significant Subsidiary") has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation, or, in jurisdictions outside of the United States, the substantive equivalent thereto, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, other than such failures of any such Significant Subsidiary to be in good standing or to have such power and authority that would not, individually or in the aggregate, result in a Material Adverse Effect.

          (vii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, or the substantive equivalent thereto, and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for (i) those liens, encumbrances, equities or claims that provide for security for borrowings under the Company's $192,500,000 Amended and Restated Five-Year Revolving Credit Agreement and Competitive Advance Facility Agreement and the $950,000,000 Term Loan Agreement and (ii) liens arising by operation of law or for taxes that are assessed but are not yet due and payable.

          (viii) (A) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except in each case as would not have a Material Adverse Effect,
      (B) nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company, (C) nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties except in each case as would not have a Material Adverse Effect; and (D) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (x) the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (y) such consents, approvals, authorizations, orders,


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      registrations or qualifications, the failure of which to obtain or make would not, individually or in the aggregate, (I) result in a Material Adverse Effect or (II) adversely affect the ability of the Company to consummate the transactions contemplated hereby or to otherwise comply with its obligations hereunder;

          (ix) Neither the Company nor any of its Significant Subsidiaries is in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, other than any such violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect;

          (x) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, are accurate;

          (xi) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or, to the knowledge of the Company, threatened by others;

          (xii) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

          (xiii) The Stock is listed on the New York Stock Exchange (the "Exchange");

          (xiv) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

          (xv) KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder; and

          (xvi) The Company, either directly or through a subsidiary or subsidiaries, owns all the patents, trademarks, service marks, trade names and copyrights or licenses rights necessary for the present and planned future conduct of its business, except where the failure to own or license the same would not have a Material Adverse Effect, without any known conflict with the rights of others, the result of which conflict would have a Material Adverse Effect, and, to the knowledge of the Company, there is no infringement of such patents, trademarks, service marks, trade names and copyrights by others, the result of which infringement would have a Material Adverse Effect.

      (b) The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters and the Company that:

          (i) The compliance by the Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is


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      bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Selling Stockholder, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or any of the property of the Selling Stockholder; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution and delivery of or compliance by the Selling Stockholder with or the consummation by the Selling Stockholder of the transactions contemplated by this Agreement except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares; and the Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold hereunder;

          (ii) The Shares to be sold by the Selling Stockholder, before delivery thereof to Cede & Co., as nominee for DTC (as defined in Section 4 hereof), pursuant to this Agreement are certificated securities in registered form and, before delivery thereof to Cede & Co., as nominee for DTC, are not held by or through any securities intermediary (within the meaning of the Uniform Commercial Code as in effect in the state of New York ("NYUCC"). The Selling Stockholder has, and at the initial Time of Delivery (and, if Optional Shares are being sold by the Selling Stockholder, on the relevant Time of Delivery) will have, full right, power and authority to hold, sell, transfer and deliver the Shares then to be sold by the Selling Stockholder hereunder, in each case, free and clear of any adverse claim (as defined in Section 8-102(a)(1) of the NYUCC) to such Shares (or any security entitlement therein within the meaning of Section 8-501 of the NYUCC). Upon the delivery to DTC or its agent, by or on behalf of the Selling Stockholder, of Shares registered in the name of Cede & Co., as nominee for DTC, and the crediting by DTC of such Shares to the securities account of Merrill Lynch with DTC (all in accordance with Section 4 hereof), DTC will be a "protected purchaser" (as defined in
      Section 8-303 of the NYUCC) of such Shares and will acquire its interest in such Shares (including, without limitation, all rights that the Selling Stockholder had or has the power to transfer in such Shares) free of any adverse claim (as defined in Section 8-102(a)(1) of the NYUCC). Upon the payment of the purchase price for such Shares and the crediting by DTC of such Shares to the securities account of Merrill Lynch with DTC (all in accordance with Section 4 hereof), Merrill Lynch will acquire a valid security entitlement (within the meaning of Section 8-501 of the NYUCC) in respect of such Shares, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on an adverse claim to such security entitlement may be asserted against Merrill Lynch;

          (iii) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, the Selling Stockholder will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, without the prior written consent of Goldman Sachs & Co. and Merrill Lynch, as representatives of the several Underwriters;

          (iv) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;


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          (v) To the extent that any statements or omissions made in the
      Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

          (vi) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

      2. Subject to the terms and conditions herein set forth, (a) the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price per share of
$..........., the respective number of Firm Shares set forth opposite such Underwriter's name in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares set forth opposite such Underwriter's name in Schedule I hereto as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares).

      The Selling Stockholder hereby grants to the Underwriters the right to purchase at their election up to 1,648,498 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of Shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised from time to time only by written notice from you to the Selling Stockholder, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Selling Stockholder otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

      3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

      4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Merrill Lynch may request upon at least forty-eight hours' prior notice to the Selling Stockholder shall be delivered by or on behalf of the Selling Stockholder to Merrill Lynch, through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriters, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Stockholder to Merrill Lynch at least forty-eight hours in advance. Each of the Selling Stockholder and the Company will use its best efforts to cause the certificates representing the


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Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm
Shares, 9:30 a.m., New York time, on ............., 2003 or such other time and date as Goldman, Sachs & Co., Merrill Lynch and the Selling Stockholder may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. and Merrill Lynch in the written notice given by Goldman, Sachs & Co. and Merrill Lynch of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co., Merrill Lynch and the Selling Stockholder may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

      (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7 hereof, will be delivered at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 2 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

      5.   The Company agrees with each of the Underwriters:

      (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order;

      (b) To use its reasonable best efforts qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so


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as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company and its subsidiaries shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject themselves to any tax;

      (c) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time at the expense of the Selling Stockholder, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

      (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule
158);

      (e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee benefit and compensation plans existing on the date of this Agreement, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement, or to employees of the Company hired on or after the date of this Agreement in the ordinary course of the Company's business), without your prior written consent;

      (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available (including without limitation by issuing a quarterly earnings release) to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

      (g) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed, other than any such reports or financial statements that are publicly available through the Commission's website; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request and which is readily available (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

      (h) To use its reasonable best efforts to maintain the listing of the Stock on the Exchange; and

      (i) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

      6. The Company and the Selling Stockholder covenant and agree with one another and with the several Underwriters that: (a) the Selling Stockholder will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Selling Stockholder's counsel and other advisors, if any, in connection with the registration of the Shares and all other expenses in connection with the printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof by the printer to the Underwriters and dealers; (ii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey,
(iii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholder to the Underwriters hereunder, (iv) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares,
(v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar and (vii) the expenses of the Company relating to "road show" investor presentations relating to the resale of the Shares by the Underwriters (including the costs of any aircraft chartered in connection therewith); and (b) the Company will pay or cause to be paid the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act. The Underwriters will not be responsible for any costs or expenses of either of the Selling Stockholder or the Company incident to the performance of their respective obligations hereunder which are not otherwise specifically provided for in this Agreement. Except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

      7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling

Stockholder herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholder shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with
      Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

          (b) Cravath, Swaine & Moore LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to the matters covered in paragraphs (i), (ii),
      (vii), (viii) and (ix) of Annex II below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) Wachtell, Lipton, Rosen & Katz, special counsel for the Company, shall have furnished to you and the Selling Stockholder their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect as set forth on Annex II;

          (d) Clifford H.R. DuPree, Vice President and Associate General Counsel of the Company, shall have furnished to you and the Selling Stockholder his written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect as set forth on Annex III;

          (e) Shearman & Sterling LLP, counsel for the Selling Stockholder, shall have furnished to you their written opinion with respect to the Selling Stockholder, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) This Agreement has been duly executed and delivered by or on behalf of the Selling Stockholder;

               (ii) The compliance by the Selling Stockholder with all of the provisions of this Agreement will not conflict with or result in a breach or violation of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound, or to which any of the property or assets of the Selling Stockholder is subject, (ii) the provisions of the Certificate of Incorporation or By-laws of the Selling Stockholder, (iii) any present law, or present regulation of any government agency or authority, of the State of New York or the United States known by such counsel to be applicable to the Selling Stockholder or its properties or (iv) any court decree or order binding upon the Selling Stockholder or its properties (it being understood that (A) with respect to the opinion in clauses (i) and
          (iv) of this paragraph, (w) such opinions are limited to the indentures, mortgages, deeds of trust, loan agreements, other agreements, instruments or court decrees or orders (the "Specified Documents") which have been identified to such counsel as material to the Selling Stockholder in certificates attached to such counsel's opinion as Exhibit A (the "Certificates") of an officer of the Selling Stockholder and only to the extent such Specified Documents are governed by the laws of the State of New York or the federal laws of the United States, (x) such counsel expresses no opinion with respect to any violation not readily ascertainable from the face thereof or arising under or based upon any cross-default provision insofar as it relates to a default under any indenture, mortgage, deed of trust, loan agreement, other agreement, instrument or court decree or order not listed on the Certificates and (y) in rendering its opinion with respect to any covenant of a financial or numerical nature or requiring computation, such counsel has relied as to matters of fact on an officer's certificate of the Selling Stockholder attached to such counsel's opinion as Exhibit A and Exhibit B and (B) the opinion in clause (iii) of this paragraph is limited (x) to such counsel's review of only those laws and regulations that, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement, and (y) in that such counsel expresses no opinion with respect to the application of, or compliance with, federal or state securities or Blue Sky laws or any rules or regulations thereunder);

               (iii) No consent, approval, authorization or order of any United States or New York court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by the Selling Stockholder hereunder, except for registration under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters (it being understood that this opinion is limited to those consents, approvals, authorizations, orders, registrations or qualifications that, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement);

               (iv) Assuming that (i) the certificate or certificates representing the Common Stock to be sold by the Selling Stockholder pursuant to this Agreement has been effectively indorsed in blank in accordance with Article 8 of the Uniform Commercial Code as in effect in the State of New York ("NYUCC") and (ii) neither the Underwriters, nor the agents acquiring possession of the Shares on their behalf, have notice of any adverse claim to the Shares, then, upon the Underwriters' acquiring possession of such certificate or certificates for the Shares (or the agent's acquiring possession of such certificate or certificates for the Shares on the Underwriters' behalf) and paying the purchase price therefor pursuant to the Underwriting Agreement, each Underwriter will be a "protected purchaser" of the Shares to be purchased by it (within the meaning of Section 8-303 of the NYUCC) and will acquire its interest in such Shares (including, without limitation, all rights that the Selling Stockholder had or has the power to transfer in such Shares) free of any adverse claim; and

               (v) The Selling Stockholder is not an "investment company", as such term is defined under the Investment Company Act of 1940, as amended.

      In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States;

           (f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to you and the Selling
      Stockholder a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto, (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

          (g)(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference material to the Company and its subsidiaries, taken as a whole, with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock (other than de minimis changes relating to clerical errors and other than in connection with the issuance of Stock upon the vesting of restricted stock in the ordinary course of business or the issuance or conversion or forfeiture and cancellation of Stock and other securities in the ordinary course of business pursuant to the Company's 1989 Key Employee Long Term Incentive Plan, 1994 Key Employee Long Term Incentive Plan, 2002 Key Employee Long Term Incentive Plan, Employee Ownership Plan and 401(k) Partnership, Employee Stock Purchase Plan, Amended International Employee Stock Ownership Plan and Director Compensation Program) or long-term debt (other than in connection with increases relating to the funding of working capital requirements and in connection with incentive compensation payments for fiscal 2003, each in the ordinary course and consistent with past practice) or any change, or any development involving a prospective change, in or affecting the management, financial position or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities; provided, however, that the provisions of this Section 7(h) will not apply to a downgrading of the rating of the Company's debt securities or a public announcement of a downgrading of the rating of the Company's debt securities by (A) Moody's Investors Service to a rating of no worse than Ba2 or (B) Standard & Poor's Ratings Services to a rating of no worse than BB;

          (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause
      (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (j) The Shares at such Time of Delivery shall remain listed on the Exchange;

          (k) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

          (l) The Company shall have furnished or caused to be furnished to you and the Selling Stockholder and the Selling Stockholder shall have furnished to you, at such Time of Delivery, certificates of officers of the Company and of the Selling Stockholder, respectively, satisfactory to you as to the accuracy in all material respects of the representations and warranties of the Company and the Selling Stockholder, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholder in all material respects of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished to you and the Selling Stockholder certificates as to the matters set forth in subsections (a) and (g) of this Section (it being understood that such certificates need not address that portion of Section 7(g) beginning with the words "the effect of which" and continuing through the end of such Section).

      8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman Sachs & Co. and Merrill Lynch expressly for use therein; and provided further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability results from the fact such Underwriter sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (or of the Prospectus as then amended or supplemented) in any case where such delivery is required by the Act if the Company has previously furnished copies thereof to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus (or the Prospectus as amended or supplemented).

      (b) The Selling Stockholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Stockholder shall not be liable to any Underwriter under the indemnity agreement in this subsection (b) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact such Underwriter sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented in any case where such delivery is required by the Act if the Company has previously furnished copies thereof to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus (or the Prospectus as amended or supplemented).

      (c) Each Underwriter will indemnify and hold harmless the Company and the Selling Stockholder against any losses, claims, damages or liabilities to which the Company or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. and Merrill Lynch expressly for use therein; and will reimburse the Company and the Selling Stockholder for any legal or other expenses reasonably incurred by the Company or the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

      (d) Promptly after receipt by an indemnified party under subsection (a),
(b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

      (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a),
(b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

      (f) The obligations of the Company and the Selling Stockholder under this
Section 8 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Act.

      (g) Notwithstanding the foregoing provisions of this Section 8, in no event shall the Selling Stockholder be liable under this Section 8 for an amount in excess of the net proceeds received by the Selling Stockholder from the sale of the Shares contemplated hereby.

      9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Stockholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Selling Stockholder that you have so arranged for the purchase of such Shares, or the Selling Stockholder notifies you that its has so arranged for the purchase of such Shares, you or the Selling Stockholder shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

      (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

      (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Stockholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholder to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholder, except for the expenses to be borne by the Company and the Selling Stockholder and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

      10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or the Selling Stockholder, or any officer or director or controlling person of the Company, or any controlling person of the Selling Stockholder, and shall survive delivery of and payment for the Shares.

      11. If this Agreement shall be terminated pursuant to Section 9 hereof or as a result of the occurrence of any event described in Section 7(i) hereof, neither the Company nor the Selling Stockholder shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholder as provided herein, the Selling Stockholder will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Selling Stockholder shall then be, and the Company shall continue to be, under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

      12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. or Merrill Lynch on behalf of you as the representatives.

      All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of (i) Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department and (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, NY 10080; if to the Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to The Wallace Foundation, 2 Park Avenue, 23rd Floor, New York, NY 10016 and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:
Secretary; provided, however, that any notice to an Underwriter pursuant to
Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholder by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

      13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholder and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

      14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

      15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

      17. The Company and the Selling Stockholder are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

      If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Stockholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholder for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

      Any person executing and delivering this Agreement as Attorney-in-Fact for the Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by the Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.


                                          Very truly yours,

                                          The Reader's Digest
                                          Association, Inc.



                                          By:...................................
                                             Name:
                                             Title:

                                          The Wallace Foundation



                                          By:...................................
                                             Name:
                                             Title:



Accepted as of the date hereof at New York, New York:



.........................................
   Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated



By:.....................................
   Name:
   Title:


On behalf of each of the Underwriters

                                   SCHEDULE I

                                                                                NUMBER OF OPTIONAL
                                                                                   SHARES TO BE
                                                            TOTAL NUMBER OF        PURCHASED IF
                                                              FIRM SHARES         MAXIMUM OPTION
                   UNDERWRITER                              TO BE PURCHASED         EXERCISED
                   -----------                              ---------------     ------------------
Goldman, Sachs & Co....................................
Merrill Lynch, Pierce, Fenner & Smith Incorporated.....
[Names of other Underwriters]..........................


                                                            ------------        --------------
           Total.......................................
                                                            ============        ==============

                                   SCHEDULE II

                                                                   NUMBER OF OPTIONAL
                                                                      SHARES TO BE
                                               TOTAL NUMBER OF           SOLD IF
                                                 FIRM SHARES         MAXIMUM OPTION
                                                 TO BE SOLD             EXERCISED
                                               ---------------     ------------------
The Selling Stockholder:
      The Wallace Foundation...........          10,989,989             1,648,498
                                                 ----------             ---------
Total                                            10,989,989             1,648,498
                                                 ==========             =========

                                                                         ANNEX I

      Pursuant to Section 7(f) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters and the Selling Stockholder to the effect that:

            (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder adopted by the Commission;

            (ii) In their opinion, the consolidated financial statements audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations adopted by the Commission;

            (iii) They have compared the information in the Registration Statement under the heading "Selected Consolidated Financial Information" with the requirements of Items 301 and 302 of Regulation S-K and, on the basis of inquiries of officials of the Company who have responsibility for financial and accounting matters, nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301 and 302, respectively, of Regulation S-K;

            (iv) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the latest available unaudited consolidated financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Registration Statement, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                  (A) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances or forfeitures and cancellations of capital stock upon exercise of options and stock appreciation rights, vesting or forfeiture of restricted stock, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included in the Registration Statement) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity, in each case as compared with amounts shown in the latest balance sheet included in the Registration Statement, except in each case for changes, increases or decreases which the Registration Statement discloses have occurred or may occur; and

                  (B) for the period from the date of the latest financial
            statements included or incorporated by reference in the Registration Statement to the specified date referred to in clause (A) there were any decreases in consolidated net revenues or the total or per share amounts of consolidated net income, in each case as compared with the comparable period of the preceding year, except in each case for increases or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letter; and

            (v) In addition to the examination referred to in their report(s) included or incorporated by reference in the Registration Statement and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Registration Statement.

                                                                        ANNEX II

                         Outside Counsel Opinion Matters

            (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority necessary to own its properties and conduct its business as described in the Prospectus;

            (ii) This Agreement has been duly authorized, executed and delivered by the Company;

            (iii) The Company has an authorized capitalization as set forth in the Prospectus;

            (iv) No consent, approval, authorization, order, registration or qualification of or with any U.S. or New York state court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (it being understood that this opinion is limited to those consents, approvals, authorizations, orders, registrations or qualifications that, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement);

            (v) The statements set forth in the Prospectus under the caption "Description of Capital Stock" insofar as they purport to constitute a summary of the terms of the Stock are accurate;

            (vi) The Company is not an "investment company", as such term is defined in the Investment Company Act;

            (vii) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the First Time of Delivery (other than the financial statements and related notes and other financial, accounting, statistical or reserve data included therein or omitted therefrom as to which such counsel need not comment) appear on their face to be responsive as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and

            (viii) In the course of such counsel's participation in the preparation of the Registration Statement and Prospectus and review and discussion of the contents thereof, although such counsel has not independently checked or verified, and is not passing upon and assumes no responsibility for, the accuracy, completeness or fairness thereof, or otherwise verified the statements made therein, other than those mentioned in subclause (v) above, at such Time of Delivery no facts have come to such counsel's attention that lead such counsel to believe (i) that the Registration Statement or any amendment thereto (except for the financial statements and related notes and other financial, accounting, statistical or reserve data included therein or omitted therefrom as to which such counsel need not comment), at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) that the Prospectus or any amendment or supplement thereto (except for the financial statements and related notes and other financial, accounting, statistical or reserve data included therein or omitted therefrom, as to which such counsel need not comment), at the time the Prospectus was issued, at the time any such amended or supplemented Prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      In rendering such opinion, such counsel may rely, without independent verification, as to matters of fact, to the extent they deem appropriate, on certificates of responsible officers of the Company and public officials. Such opinion will be limited to the laws of the State of New York, the federal laws of the United States and the General Corporation Law of the State of Delaware, and such counsel will express no opinion as to the effect on the matters covered by such opinion of the laws of any other jurisdiction. Such opinion may also state that such counsel acted as special counsel to the Company in connection with the offering of the Shares contemplated hereby and did not act, and has not acted, as the Company's regular outside counsel.

                                                                       ANNEX III

                        Internal Counsel Opinion Matters

            (i) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where such failure to be so qualified in any such jurisdiction would not have a Material Adverse Effect;

            (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus;

            (iii) Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than such liens, encumbrances, equities or claims that provide security for borrowings under the Company's credit facilities;

            (iv) To such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (v) To the knowledge of such counsel, the Company, either directly or through a subsidiary, owns all the patents, trademarks, service marks, trade names and copyrights, or license rights with respect to the foregoing necessary for the present and planned future conduct of its business as described in the Prospectus, except where the failure to own or license the same would not have a Material Adverse Effect without any conflict known to such counsel with the rights of others, the result of which conflict would result in a Material Adverse Effect and, to the knowledge of such counsel, there is no infringement on such patents, trademarks, service marks, trade names and copyrights by others, the result of which infringement would have a Material Adverse Effect;

            (vi) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of


                                    III-1
      its Significant Subsidiaries is subject except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties;

            (vii) Neither the Company nor any of the Significant Subsidiaries is in violation of its certificate of incorporation or by-laws or other organizational documents as the case may be;

            (viii) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (except for the financial statements and related notes and other financial, accounting, statistical or reserve data included therein or omitted therefrom as to which such counsel need not comment), when they became effective or were filed with the Commission, as the case may be, appear on their face to be responsive as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

            (ix) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the First Time of Delivery (other than the financial statements and related notes and other financial, accounting, statistical or reserve data included therein or omitted therefrom as to which such counsel need not comment) appear on their face to be responsive as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and

            (x) In the course of such counsel's participation in the preparation of the Registration Statement and Prospectus and review and discussion of the contents thereof, although such counsel has not independently checked or verified, and is not passing upon and assumes no responsibility for, the accuracy, completeness or fairness thereof, or otherwise verified the statements made therein, at such Time of Delivery no facts have come to such counsel's attention that lead such counsel to believe (i) that the Registration Statement or any amendment thereto (except for the financial statements and related notes and other financial, accounting, statistical or reserve data included therein or omitted therefrom as to which such counsel need not comment), at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) that the Prospectus or any amendment or supplement thereto (except for the financial statements and related notes and other financial, accounting, statistical or reserve data included


                                    III-2
      therein or omitted therefrom as to which such counsel need not comment), at the time the Prospectus was issued, at the time any such amended or supplemented Prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      In rendering such opinion, such counsel may rely, without independent verification, (A) as to matters of fact, to the extent he deems appropriate, on certificates of responsible officers of the Company and public officials; and
(B) as to matters involving the application of laws of any jurisdiction other than the States of Delaware and New York or the Federal laws of the United States, to the extent he deems appropriate and specified in such opinion, upon the opinion of other counsel of good standing whom he reasonably believes to be reliable and who are reasonably satisfactory to counsel for the Underwriters.


                                    III-3